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                                                             EXHIBIT 4(ii)(g)(1)

                             PREFERRED SHIP MORTGAGE


Vessel Name:                        MS PATRIOT
Official Number:                    1103207

Name and Address of                 OCEANIC SHIP CO. 100%
Shipowner:                          c/o American Classic Voyages, Co.
                                    2 North Riverside Plaza
                                    Suite 200
                                    Chicago, IL 60606
                                    Attn:    General Counsel

Name and Address of                 HAL ANTILLEN N.V., 100%
Mortgagee:                          c/o Holland America Line-Westours Inc.
                                    300 Elliott Ave. West
                                    Seattle, WA 98119 U.S.A.
                                    Attn:    General Counsel

Date of Mortgage:                   October 18, 2000

Amount of Mortgage:                 $84,500,000.00 excluding interest, expenses
                                    and fees, as contemplated by 46
                                    U.S.C.ss.31321(b)(3)


         THIS PREFERRED SHIP MORTGAGE (the "Mortgage") is made effective as of the 18th day of October, 2000, by OCEANIC SHIP CO., a Delaware corporation (the "Shipowner"), in favor of HAL ANTILLEN N.V., a Netherlands Antilles corporation (the "Mortgagee").

                                    RECITALS:

         A. Shipowner is the sole owner of the whole of the vessel MS PATRIOT, Official Number 1103207 (the "Vessel") which vessel is duly documented in the name of Shipowner under the laws and flag of the United States of America.

         B. Mortgagee has made a loan to Shipowner in the principal amount of Eighty-Four Million, Five Hundred Thousand Dollars (the "Loan") which loan is evidenced by a promissory note, dated October 18, 2000, in the amount of the Loan, payable to the order of Mortgagee (the "Note"). A Copy of the form of the
Note is attached hereto and incorporated herein as Exhibit A.

         C. In consideration of Mortgagee having agreed to advance the Loan, Shipowner has agreed to execute and deliver this Mortgage to Mortgagee for purposes of securing payment to Mortgagee of the sums payable by Shipowner under the Note and the performance of Shipowner of its obligations thereunder in accordance with the terms thereof and of this Mortgage.



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                    NOW THEREFORE, THIS MORTGAGE WITNESSETH:

         That in consideration of the premises and of the credit extended by Mortgagee to Shipowner as above recited and of other good and valuable consideration, the receipt whereof is hereby acknowledged, and in order to secure the payment of the Loan evidenced by the Note and the payment of all such other sums as may hereafter become secured by this Mortgage in accordance with the terms hereof (the "Obligations"), and to secure the performance and observance of and compliance with the covenants, terms and conditions herein and in the Note, Shipowner does by these presents grant, convey, mortgage, pledge, assign, transfer, set over and confirm the whole of the Vessel unto Mortgagee and its successors and permitted assigns, together with all of the Earnings (as hereafter defined) of the Vessel and all of Shipowner's right, title and interest in and to the boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, nets, chains, cables, tackle, apparel, furniture, fittings, navigation equipment, propulsion equipment, fuel, lubricating and other oils, consumables and other stores and equipment and all other appurtenances to the Vessel appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the Vessel, or any part thereof, or in or to the equipment and appurtenances aforesaid and including Shipowner's rights under any leases in connection therewith, all of which property shall, including the Earnings, be deemed to be included in the term "Vessel" as used in this Mortgage.

         As further security for the satisfaction of the Obligations, Shipowner does also grant, convey, mortgage, pledge, assign, transfer, set over and confirm to Mortgagee absolutely all rights and interests of every kind which now or at any later time it has to, or in connection with, the Insurances and Requisition Compensation (as such terms are hereafter defined).

         This Mortgage is granted in order to secure the payment of all sums payable by Shipowner under the Note and the performance by Shipowner of all obligations thereunder in accordance with the terms thereof and of this Mortgage, whether now existing or hereafter created. For purposes of filing and recording this Mortgage as required by the provisions of Chapter 313 of Title 46 of the United States Code, as amended, the total amount of this Mortgage is Eighty-Four Million, Five Hundred Thousand Dollars (US$84,500,000), plus interest, fees, expenses, and performance of mortgage covenants. The discharge amount is the same as the total amount.

         TO HAVE AND TO HOLD the same unto Mortgagee and its successors and assigns, as trustee, upon the terms herein set forth for the enforcement of the payment of the Obligations and all interest thereon and to secure the performance and observance of and compliance with the covenants, terms and conditions in this Mortgage and in the Note contained;

         PROVIDED, these presents are upon the condition that if Shipowner or its successors or assigns shall pay or cause to be paid to the holders of the Obligations, the principal of the indebtedness aforesaid and interest thereon as and when the same shall become due and payable in accordance with the terms of this Mortgage and of the Note, and all other such sums as may hereafter become secured by this Mortgage in accordance with the terms hereof, and Shipowner shall perform, observe and comply with all the covenants, terms and conditions in the Note and in this Mortgage, expressed or implied, to be performed, then these presents and the rights hereunder shall cease, determine and be void, otherwise to be and remain in full force and effect.



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         IT IS HEREBY COVENANTED, DECLARED AND AGREED that the Vessel is to be held subject to the further covenants, conditions, provisions, terms and uses hereinafter set forth.

                                    ARTICLE 1

                             COVENANTS OF SHIPOWNER

         Shipowner covenants and agrees with Mortgagee as follows;

         SECTION 1.1 DEFINITIONS. In this Mortgage, unless the contrary intention appears:

         "affiliate" means a person controlled by, controlling or under common control with another person with "control" for these purposes meaning ownership, beneficial or otherwise, of 51% or more of the voting or owner equity.

         "AMCV" refers to American Classic Voyages Co., a Delaware corporation.

         "asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment.

         "company" includes, without limitation, any partnership, joint venture, corporation, sole proprietorship or unincorporated association.

         "Default Rate" means the Reference Rate plus two percent (2.0%).

         "Earnings" means all hire, earnings, ticket receipts, issues, revenues, income and profits of the Vessel, return premiums, salvage awards and recoveries, recoveries general average or other amounts due and owing as a consequence of the operation or ownership of the Vessel.

         "Environmental Approvals" means all approvals, licenses, permits, exemptions or authorizations required under applicable Environmental Laws in connection with the ownership and operation of the Vessel.

         "Environmental Claim" means (i) any claim by, or directive from, any governmental, judicial or other regulatory authority having jurisdiction over Shipowner alleging breach of, or non-compliance with, any Environmental Laws or Environmental Approvals or otherwise howsoever relating to or arising out of an Environmental Incident, or (ii) any claim by any other third party howsoever relating to or arising out of an Environmental Incident (and, in each such case, "claim" shall mean a claim for damages, clean-up costs, compliance, remedial action or otherwise).

         "Environmental Incident" means (i) any release of Environmentally Sensitive Material from the Vessel, (ii) any incident resulting from a collision between the Vessel and another vessel or some other incident of navigation or operation in which Environmentally Sensitive Material is released from a vessel other than the Vessel and , in either case, where the Vessel, Shipowner or the approved manager of the Vessel is at fault or otherwise liable (in whole or in part), or (iii) any incident in which Environmentally Sensitive Material is released from a vessel other than the Vessel and where the Vessel is arrested as a result and/or where Shipowner or the approved manager of the Vessel are at fault or otherwise liable.



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         "Environmental Laws" means all laws relating to pollution, protection of the environment, prevention and cleanup of environmental pollution, and the regulation of shipowners and vessels with respect to environmental matters (including, without limitation, the United States Oil Pollution Act of 1990, the United States Clean Water Act and the United States Resource Conservation and Recovery Act).

         "Environmentally Sensitive Material" means oil, oil products, any other substance which is polluting, toxic or hazardous or any substance the release of which into the environment is regulated, prohibited or penalized by or pursuant to any Environmental Law.

         "Event of Default" shall have the meaning given in Section 2.1 below.

         "excess risks" means the proportion of the claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Vessel in consequence of her insured value being less than the value at which the Vessel is assessed for the purpose of such claims.

         "expense" means any kind of cost, charge or expense (including all reasonable attorneys' fees, costs and expenses including at or before trial and on appeal) and any applicable value added, sales or other tax thereon.

         "Insurances" means all policies and contracts of insurance (which expression includes all entries of the Vessel in a protection and indemnity or war risks association) which are from time to time taken out or entered into in respect of the Vessel or her Earnings or otherwise howsoever in connection with the Vessel or her Earnings.

         "law" includes all statutes, rules, regulations, treaties, requirements, conventions, directives, decisions and other pronouncements having the force of law of any governmental or other regulatory authority.

         "liability" includes every kind of debt or liability, present or future, certain or contingent, whether incurred as principal, surety or otherwise.

         "Major Casualty" means any casualty to the Vessel in respect whereof the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds Three Million, Two Hundred Fifty Thousand Dollars ($3,250,000) or the equivalent in any other currency.

         "Outstanding Loan" means, as of any given time, the outstanding principal balance of the Loan together with all accrued and unpaid interest thereon.

         "Permitted Lien" shall have the meaning given in Section 1.7(b) below.

         "person" includes any individual, company, authority, political subdivision, international organization or other entity.

         "protection and indemnity risks" means the usual risks covered by a protection and indemnity




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association managed in London including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation therein of Clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amending Running Down Clause (I/ 1 0/7 1) or any equivalent provision.

         "Receiver" means any receiver and/or manager (or joint receivers and/or managers) appointed under Section 2.6.

         "Reference Rate" has the meaning set forth in the Note.

         "Requisition Compensation" includes all moneys or other compensation payable by reason of requisition of title or for hire or other compulsory acquisition of the Vessel.

         "Security Interest" means (a) a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien, encumbrance or any other security interest of any kind, maritime or non-maritime including, without limitation, claims of or liability to possession or forfeiture, or (b) the rights of the plaintiff under an action in rem in which the Vessel has been arrested or a writ has been issued or similar step taken.

         "tax" includes any present or future tax, duty, impost, levy or charge or any kind which is imposed by any governmental authority and includes all related penalties, interest and fines.

         "Total Loss" means:

         (a) actual, constructive, compromised, agreed or arranged total loss of the Vessel;

         (b) any expropriation, confiscation, requisition or compulsory acquisition of the Vessel, whether for full consideration, a consideration less than her proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority, excluding a requisition for hire for a fixed period not exceeding the final maturity of the Note, including any extension of such final maturity;

         (c) any arrest, capture, seizure, or detention of the Vessel (including any hijacking or theft) unless she is within 30 days (90 days in the case in hijacking or theft) redelivered to Shipowner's full control.

         "Total Loss Date" means:

         (a) in the case of an actual Total Loss of the Vessel, the date on which it occurred or, if that is unknown, the date when the Vessel was last heard of;

         (b) in the case of a constructive, compromised, agreed or arranged Total Loss of the Vessel, the earliest of:

                  (i) the date on which a notice of abandonment is given to the insurers; and


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                  (ii)    the date of any compromise, arrangement or agreement
                          made by or on behalf of Shipowner with the Vessel's insurers in which the insurers agree to treat the Vessel as a Total Loss; and

         (c) in the case of any other type of Total Loss, on the date (or the most likely date) on which it appears to Mortgagee that the event constituting the Total Loss occurred.

         "war risks" includes the risk of mines and all risks excluded by Clause 23 of the Institute Time Clauses (Hulls) (10/1/83).

         SECTION 1.2 PERFORMANCE OF OBLIGATIONS/VALID MORTGAGE. Shipowner will pay the indebtedness evidenced by the Note and this Mortgage with interest pursuant to the terms of the Note and this Mortgage, and shall observe, perform and comply with each and every one of the covenants, terms and conditions herein and in the Note on its part to be observed, performed or complied with. Shipowner will comply with and satisfy in all material respects the provisions of Chapter 313 of Title 46 of the United States Code, as amended, and execute and deliver all other documents and take all other actions Mortgagee reasonably deems necessary in order to establish, perfect and maintain this Mortgage as a valid, enforceable, and duly perfected preferred mortgage thereunder upon the Vessel and upon all renewals, improvements and replacements made in or to the same. Shipowner shall remain liable to perform all its respective obligations connected with the Vessel, it being agreed that Mortgagee shall not, in any circumstances, have or incur any obligation of any kind in connection with the Vessel except to the extent expressly provided herein, including upon the exercise of Mortgagee's remedies hereunder and other than as required by 46 CFR ss.ss. 221.17 and 221.19.

         SECTION 1.3 VESSEL DOCUMENTATION. Shipowner represents, warrants and covenants that:

         (a) it is now, and shall remain during the life of this Mortgage, a citizen of the United States as defined in 46 U.S.C. ss. 12102(a) and under Section 2 of the Shipping Act, 1916, as amended;

         (b) it will keep the Vessel documented in its name as a United States of America ship and will not do or allow to be done anything whereby such documentation may be forfeited or imperiled; and

         (c) it will not without the previous consent in writing of Mortgagee change the name of the Vessel or change or transfer the flag of the Vessel.

         SECTION 1.4 REPRESENTATIONS AND WARRANTIES. Shipowner represents, warrants and covenants to Mortgagee as follows.

         (a) Shipowner is duly incorporated and validly existing and in good standing under the laws of the State of Delaware and shall so remain during the life of this Mortgage;

         (b) Shipowner has the corporate capacity, and has taken all corporate action and obtained all consents of its directors and shareholders necessary for it to execute and comply with this Mortgage and the Note;

         (c) all consents, governmental or otherwise, required to enable Mortgagee to execute this


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Mortgage and the Note and comply with the terms hereof and thereof have been obtained, remain valid and in full force and effect and are not subject to revocation;

         (d) this Mortgage and the Note constitute Shipowner's legal, valid and binding obligations enforceable against Shipowner in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and

         (e) the execution by Shipowner of the Note and this Mortgage and its compliance with the terms thereof and hereof will not involve or lead to a contravention, breach or default of or under the constitutional documents of Shipowner or any contractual or other obligation or restriction which is binding on Shipowner or any of its assets.

         SECTION 1.5 OWNERSHIP AND SECURITY INTERESTS; MORTGAGEE'S RIGHT TO PROTECTION.

         (a) Shipowner represents and warrants that it lawfully owns and is lawfully possessed of the Vessel free from all Security Interests including, without limitation, claims of or liability to possession, forfeiture or penalty, except (a) the lien of this Mortgage, and (b) the Permitted Liens. Except as otherwise provided herein, Shipowner warrants and shall defend title to and possession of the Vessel and to every part thereof for the benefit of Mortgagee against the claims and demands of all persons whomsoever.

         (b) Mortgagee shall be entitled to take any action which it may reasonably think necessary for the purpose of protecting or maintaining the security created by this Mortgage except that Mortgagee, prior to taking any such action, shall give Shipowner a reasonable opportunity to perform same. Without limiting the generality of the foregoing, to effectuate the foregoing Mortgagee may:

                  (i) effect, replace and renew any Insurances required hereby;

                  (ii) arrange for the carrying out of such surveys and/or repairs of the Vessel as are required hereby; and

                  (iii) discharge any liabilities charged on the Vessel, or otherwise relating to or affecting her, which, if unpaid, may become a Security Interest on the Vessel, and/or take any measures which Mortgagee may deem reasonably necessary for the purpose of securing her release therefrom. Notwithstanding the above, no liability shall be discharged if (i) Shipowner shall contest such liability in good faith through appropriate proceedings, (ii) Shipowner sets aside with Mortgagee adequate reserves reasonably acceptable to Mortgagee in accordance with generally accepted accounting principles, or otherwise obtains a protection and indemnity club letter of assurance reasonably acceptable to Mortgagee, with respect to any such liability so contested, and (iii) the non-discharge thereof does not in any way hinder the operation or trading of the Vessel or impair Shipowner's ownership of the Vessel or the rights of Mortgagee under this Mortgage.

         SECTION 1.6 NOTICE OF MORTGAGE. Shipowner will place, and at all times will retain, a properly certified copy of this Mortgage on board the Vessel with her papers and will cause such certified copy and such papers to be exhibited to any and all persons having business therewith which



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might give rise to any Security Interest thereon other than Permitted Liens, and to any representative of Mortgagee; and will place and keep prominently displayed in the chart room and in the Master's cabin of the Vessel a framed printed notice in plain type of such size that the paragraph of reading matter shall cover a space not less than 6 inches wide by 9 inches high, and reading as follows:

                               "NOTICE OF MORTGAGE

                  This Vessel is owned by OCEANIC SHIP CO., a Delaware corporation, and is covered by a Preferred Ship Mortgage in favor of HAL ANTILLEN N.V., a Netherlands Antilles corporation, under authority of Chapter 313 of Title 46 of the United States Code, as amended. Under the terms of said Mortgage, neither the owner, any charterer, the Master of this Vessel, any operator nor any other person has the right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than liens expressly permitted thereby."

         SECTION 1.7 DISCHARGE OF SECURITY INTERESTS.

                  (a) Except for the lien of this Mortgage and Permitted Liens, Shipowner will not create or suffer to be continued any Security Interest on the Vessel and in due course and in any event within thirty (30) days after the same becomes due and payable will pay or cause to be discharged all claims or demands which, if not paid or discharged, might result in the creation of a Security Interest on the Vessel and will cause the Vessel to be released or discharged from each such Security Interest. Similarly, if a Security Interest is filed against the Vessel or if the Vessel is otherwise attached, levied upon, or taken into custody or detained by any proceeding in any court or tribunal or by any government or other authority, Shipowner will promptly notify Mortgagee thereof and will, within fourteen (14) days of said event, cause the Vessel to be released and all Security Interests thereon other than that of this Mortgage and the Permitted Liens, to be discharged. Notwithstanding the above, no Security Interest need be discharged if (i) Shipowner shall contest such Security Interest in good faith through appropriate proceedings, (ii) Shipowner sets aside with Mortgagee adequate reserves reasonably acceptable to Mortgagee in accordance with generally accepted accounting principles, or otherwise obtains a protection and indemnity club letter of assurance reasonably acceptable to Mortgagee, with respect to any such Security Interest so contested, and (iii) the non-discharge thereof does not in any way hinder the operation or trading of the Vessel or impair Shipowner's ownership of the Vessel or the rights of Mortgagee under this Mortgage.

         (b)      As used in this Mortgage, "Permitted Liens" means:

                  (i) liens for crew wages (including wages of the Master to the extent provided by 46 U.S.C. ss. 11112) accrued for not more than thirty (30) days;


                  (ii) liens for taxes, assessments, governmental charges, fines and penalties not at the time delinquent;

                  (iii) liens incurred in the ordinary course of trading the Vessel not exceeding $1,500,000 at any time outstanding;

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                  (iv)     liens created by or through Mortgagee prior to the
         date of this Mortgage but only until such time as Mortgagee has discharged same;

                  (v) liens to which Mortgagee has given its prior written consent.

Nothing in this Section 1.7(b) shall be deemed a waiver of the preferred lien status of this Mortgage or of Mortgagee's rights under Sections 1.7(a) and 1.8.

         (c) Shipowner shall not without the previous consent in writing of Mortgagee (not to be unreasonably withheld) put the Vessel into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed Three Million, Two Hundred Fifty Thousand Dollars ($3,250,000) (or the equivalent in any other currency) unless such person shall first have given to Mortgagee and in terms reasonably satisfactory to it a written undertaking not to exercise any lien on the Vessel or her Insurances for the cost of such work. In lieu of providing such undertaking, Shipowner may instead provide Mortgagee with an opinion of counsel, from a law firm and in form and substance reasonably satisfactory to Mortgagee, that any such lien would not have priority over the lien of this Mortgage.

         SECTION 1.8 ARREST OF VESSEL. If the Vessel is attached or arrested, Shipowner shall promptly notify Mortgagee by telephone, facsimile transmission, telex or telegraph, confirmed by letter, and shall, if the Vessel is attached or arrested, within fourteen (14) days cause the Vessel to be released and all Security Interests thereon other than the lien of this Mortgage and the Permitted Liens to be discharged, and shall promptly notify Mortgagee concerning such release and discharge; provided, however, any Permitted Liens that have resulted in the libel, complaint, attachment or arrest must also be discharged forthwith. Notwithstanding the above, no Security Interest need be discharged if
(i) Shipowner shall contest such Security Interest in good faith through appropriate proceedings, (ii) Shipowner sets aside with Mortgagee adequate reserves reasonably acceptable to Mortgagee in accordance with generally accepted accounting principles, or otherwise obtains a protection and indemnity club letter of assurance reasonably acceptable to Mortgagee, with respect to any such Security Interest so contested, and (iii) the non-discharge thereof does not in any way hinder the operation or trading of the Vessel or impair Shipowner's ownership of the Vessel or the rights of Mortgagee under this Mortgage. Upon any unreasonable delay by Shipowner to act promptly and appropriately with respect thereto, Shipowner authorizes and empowers Mortgagee to appear in the name of Shipowner in any court of any country or other jurisdiction where an action is pending against the Vessel because of or on account of any alleged Security Interest thereon from which it has not been so released, and to take such actions as to it as Mortgagee may deem proper towards the defense of such action, the purchase or discharge of such alleged Security Interest, or the release of the Vessel, including, without limitation, posting adequate security therefor. All reasonable expenditures made or incurred by Mortgagee for the purpose of such defense, purchase or discharge shall be a debt due from Shipowner to Mortgagee and shall be secured by the lien of this Mortgage, and shall bear interest at a rate per annum equal from time to time to the Default Rate.

         SECTION 1.9 MAINTENANCE AND OPERATION OF VESSEL. Shipowner covenants and agrees to:

         (a) maintain and preserve the Vessel in good running order and repair, so that the Vessel shall be, in so far as due diligence can make her so, tight, staunch, strong and well and sufficiently tackled, appareled, furnished, equipped and in every respect seaworthy and in good operating condition;



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

         (b) maintain and preserve the Vessel consistent with first-class ship-ownership and management practice and so as to maintain her present class (namely "LR 100 A1 LMC" Passenger Ship at Lloyds Register of Shipping) or an equivalent class with American Bureau of Shipping or another classification society approved by Mortgagee, which approval shall not be unreasonably withheld, free of recommendations and qualifications affecting class save those notified to and approved in writing by Mortgagee and so as to comply with all applicable laws from time to time applicable to vessels documented under the laws and flag of the United States of America. Mortgagee shall not withhold its approval as to those recommendations or qualifications affecting class which do not prevent the Vessel from remaining in normal passenger service so long as Shipowner executes an undertaking, in form and substance satisfactory to Mortgagee, to take such actions as are necessary to remove same at the Vessel's next scheduled drydock or wetdock but in no event subsequent to a sale of the Vessel pursuant to Section 2.2;

         (c) not make any modification to the Vessel which would, or would be reasonably likely to, materially alter the structure, type or performance characteristics of the Vessel or materially reduce the value of the Vessel;

         (d) procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as to not materially diminish the value of the Vessel;

         (e) not remove any material part of, or item of equipment installed on, the Vessel unless the part or item so removed is no longer required for the operation of the Vessel or is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest in favor of any person other than Mortgagee (and other than Permitted Liens) and becomes an installation on the Vessel and the property of Shipowner and subject to the lien constituted by this Mortgage;

         (f) submit the Vessel regularly to such periodical or other surveys as may be required for classification purposes and supply to Mortgagee copies of all survey reports issued in respect thereof;

         (g) permit Mortgagee by surveyors or other persons appointed by it for that purpose to board the Vessel at all reasonable times and on reasonable prior notice, for the purpose of inspecting her condition or papers or for the purpose of satisfying themselves in regard to proposed or executed repairs and to afford all proper facilities for such inspections, provided Mortgagee does not materially interfere with the schedule or operation of the Vessel;

         (h) promptly furnish to Mortgagee copies of all such information in the possession or under the control of Shipowner or any of its affiliates, as Mortgagee may from time to time reasonably require regarding the Vessel, her employment, position and engagements, particulars of all towages and salvages and, upon Mortgagee's request in writing, copies of all charters and other contracts for her employment or otherwise howsoever concerning her;

         (i)      notify Mortgagee forthwith of:

                  (i) any casualty to the Vessel which is or is likely to be a Major Casualty;

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

                  (ii) any occurrence in consequence whereof the Vessel has become or is, by the passing of time or otherwise, likely to become a Total Loss;

                  (iii) any requirement or recommendation made by any insurer or classification society or by any competent authority affecting class or which would or would be reasonably likely to materially affect the operation of the Vessel;

                  (iv) any arrest of the Vessel or the exercise or purported exercise of any Security Interest on the Vessel or her Insurances or any requisition of the Vessel;

                  (v)      any intended drydocking or wetdocking of the Vessel;

                  (vi) an incident of salvage or general average with respect to the Vessel;

                  (vii) any Environmental Claim being or made against Shipowner or otherwise in connection with the Vessel; or

                  (viii)   any Environmental Incident occurring,

         (j) keep proper books of account in respect of the Vessel and as and when Mortgagee may so reasonably require make such books available for inspection on behalf of Mortgagee at reasonable times and on reasonable notice, and furnish satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being regularly paid and that all deductions from crew's wages in respect of tax and/or social security liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

         (k) comply in all material respects, or procure such compliance, with all Environmental Laws and Environmental Approvals relating to the Vessel, its operation or management and the business of Shipowner from time to time; and

         (l) keep Mortgagee advised, in writing on such regular basis and in such detail as Mortgagee shall reasonably require, of Shipowner's response to every Environmental Claim and Environmental Incident.

         SECTION 1.10 LEGAL COMPLIANCE. Shipowner will cause the Vessel and its operations to comply at all times and in all material respects with (i) all laws of the United States applicable to the Vessel, as in effect from time to time, and (ii) all laws applicable to the Vessel and its operation in all trades and locations in which it operates or is located from time to time; and the Vessel shall have on board as and when required thereby valid certificates of inspection and all other certificates evidencing compliance therewith. The Vessel shall not engage in any unlawful trade or violate or be operated in violation of any applicable law, or carry any passenger, cargo, or other matter that will expose it to penalty, forfeiture or capture. Shipowner shall obtain and file all certificates of financial responsibility legally required in all jurisdictions in which the Vessel is located from time to time. Shipowner shall prepare and file all environmental pollution prevention and contingency plans and other matters required under all applicable Environmental Laws. Shipowner shall ensure that all reasonable precautions are taken to ensure that no illegal drugs or drug paraphernalia are used or kept on board the Vessel. Without limiting the generality of the foregoing, Shipowner shall take all reasonable precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America (as the same may be amended and/or re-enacted from time to time hereafter) or any similar legislation applicable to the Vessel in any jurisdiction in which the Vessel shall trade. For this purpose, Shipowner shall enter into such sea carrier initiative agreement with the United States Customs Service as shall be reasonably satisfactory to Mortgagee where such agreement is required by the laws of the United States or such agreement is recommended by the United States Customs Service, and shall otherwise comply with the zero tolerance anti-drug policy of the United States Government.

         SECTION 1.11 LOCATION OF VESSEL. Without limiting the right of Shipowner to perform work on the Vessel in accordance with the requirements of this Mortgage, the Vessel shall not be abandoned, deactivated or laid up in any port or place. Without the prior written consent of Mortgagee, the Vessel shall not depart the United States of America, the Exclusive Economic Zone surrounding it, or Canada, except for nonstop voyages between points therein.

         SECTION 1.12. INSURANCES

         (a) Shipowner will at its own expense insure the Vessel and keep the same insured (in lawful money of the United States) for hull and machinery (fire and usual marine risks, including excess risks), general mortgagee's interest, and against protection and indemnity risks and war risks. Such insurances shall be in form, in amounts, and with deductibles generally insured against by, and otherwise generally consistent with, the practices of prudent operators of luxury cruise ships, and with reputable and financially sound insurance companies, brokers, underwriters, funds, mutual insurance associations and clubs. Shipowner shall reimburse Mortgagee within ten (10) days of demand for any costs or expenses reasonably incurred by Mortgagee in obtaining reports from time to time (but not more than once per year) from an independent marine insurance broker as to the compliance with this Section of the Insurances effected or proposed to be effected by Shipowner pursuant to this Section 1.12. Shipowner shall promptly deliver to such broker any and all such information in relation to the said Insurances as such broker may reasonably require.

         (b) Unless Mortgagee shall object in its reasonable discretion, the protection and indemnity, hull and machinery and mortgagee's interest insurance required by this Section 1.12 may be on the American Institute forms current at the time such insurance takes effect with deductibles or franchises no higher than the following: Hull and Machinery; All claims, each accident or occurrence
- $750,000.

         (c) Protection and indemnity insurance in respect to the Vessel shall be by unlimited entry in an insurance association or placed with brokers or underwriters reasonably acceptable to Mortgagee and shall include pollution liabilities (including coverage for third party claims, statutory and governmental cleanup liabilities, penalties and fines in the minimum amount of $500,000,000 for any one occurrence), and full passenger liability cover, with deductibles or franchises no higher than $200,000.

         (d) For the purposes of insurance against Total Loss, the Vessel shall be insured for and valued at an amount of at least equal to the full commercial value of the Vessel but in no event less than the lower of $120,000,000 or 120% of the Outstanding Loan. For purposes of broker's reports and opinions, the broker giving the same may rely on a statement as to the full commercial value of the Vessel and the gross tonnage of the Vessel as furnished annually by Shipowner to such broker and Mortgagee at the time insurance is negotiated with underwriters or insurance providers.

         (e) All insurance other than protection and indemnity insurance shall be taken out in the names of Shipowner and Mortgagee as their respective interests may appear; the policies or certificates shall provide that there shall be no recourse against Mortgagee for payment of premiums, contributions or calls; and all insurance shall provide for at least ten (10) days' prior notice to be given to Mortgagee by the underwriters or other insurance providers in event of cancellation or any material change in coverage. Protection and indemnity insurance cover notes shall indicate the interest of Mortgagee. Shipowner shall pay all premiums, calls, contributions or other sums owing on such insurance before they become delinquent and shall produce all relevant receipts when so required by Mortgagee.

         (f) The interest of Mortgagee shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments of insurance issued or to be issued in connection with the Insurances by means of a loss payable clause reflecting the terms of Section 1.17 and a notice of assignment (signed by Shipowner) each in such form as shall from time to time be reasonably approved in writing by Mortgagee. Copies of all such slips and other items above referred to shall be provided by Shipowner to Mortgagee promptly upon request.

         (g) Shipowner shall, upon request, authorize the brokers to provide Mortgagee with all such information that is available to them regarding the Insurances as Mortgagee may reasonably require. Shipowner shall, upon request from Mortgagee, ensure that the brokers furnish Mortgagee with a letter or letters or undertaking in such form as may from time to time be reasonably required by Mortgagee, such letter or letters to include undertakings by the brokers that:

                  (i) they will hold the instruments of insurance, and the benefit of the Insurances thereunder, to the order of Mortgagee in accordance with the terms of the loss payable clause referred to in
         Section 1.12(f);

                  (ii) they will have endorsed on each and every policy as and when the same is issued the loss payable clause and the notice of assignment referred to in Section 1.12(f);

                  (iii) they will advise Mortgagee within ten (10) days of any material changes which may be made to the terms of the Insurances and notify Mortgagee, not less than ten (10) days prior to the expiry or cancellation of the said insurance, in the event of their not having received notice of renewal instructions from Shipowner and/or its agents;

                  (iv) they will not set off against any sum recoverable in respect of a claim against the Vessel under the Insurances any premiums or other amounts due to the brokers or any other person in respect of any other vessel nor cancel the Insurances as to Mortgagee by reason of non-payment of such premiums or other amounts prior to giving the requisite notice provided for above; and

                  (v) they will not permit any assured or loss payee to be added to any policy without obtaining the prior written consent of Mortgagee.

         (h) All hull and machinery and mortgagee's interest insurance policies or certificates shall provide that losses thereunder shall be payable to Mortgagee, and all insurance proceeds received by

Mortgagee or Shipowner shall be distributed, as provided below in Section 1.17.

         (i) Shipowner shall not, without the prior written consent of Mortgagee (not to be unreasonably withheld), settle, compromise or abandon any claim under the Insurances for a Total Loss or for a Major Casualty.

         (j) Shipowner agrees that it will not do any act, or voluntarily suffer or permit any act to be done, whereby any insurance required hereunder shall or may be invalidated, voided, suspended, impaired or defeated and will not suffer or permit the Vessel to engage in any voyage or to carry any cargo not permitted under the policies of insurance in effect, without first covering the Vessel with insurance required by this Mortgage for such voyage or the carriage of such cargo.

         (k) In the event that any claim or lien is asserted against the Vessel for loss, damage or expense which is covered by insurance hereunder, and it is necessary for Shipowner to obtain a bond or supply other security to prevent the arrest of the Vessel or to release the Vessel from arrest on account of such claim or lien, Mortgagee may, in its sole discretion, and upon notice to Shipowner, assign to any person executing a surety or guarantee bond or other agreement to save or release the Vessel from such arrest, all right, title and interest of Mortgagee in and to said insurance covering said loss, damage or expense, as collateral security to indemnify such person against liability under said bond or agreement.

         (l) At least thirty days before the relevant policies or contracts expire, Shipowner shall renew the expiring Insurances, and upon the renewal of the said Insurances, ensure that the brokers and/or the war risks and protection and indemnity risks associations with which any such renewal is effected shall notify Mortgagee in writing of the terms and conditions of such renewal.

         (m) Shipowner shall obtain and maintain a Certificate of Financial Responsibility as required by the United States Oil Pollution Act of 1990 and make all such quarterly or other voyage declarations as may from time to time be required by the protection and indemnity risks association in order to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the said United States Oil Pollution Act of 1990) and promptly deliver to Mortgagee copies of all such declarations.

         SECTION 1.13 REQUISITION. Shipowner agrees that in the event of the requisition of title to or use (but only if the period of use exceeds 180 days) of the Vessel, all amounts which are owed or payable as compensation for the Vessel or for its use are hereby assigned to and shall be paid over to Mortgagee to be applied toward payment of the Obligations and all sums otherwise owing under or secured by this Mortgage, whether or not the same are then due and payable, in which event the balance shall be applied as provided in Section 2.9, and to that end Shipowner agrees to execute and deliver all other and further instruments reasonably requested by Mortgagee. Mortgagee is hereby irrevocably and individually appointed Shipowner's attorney-in-fact coupled with an interest to execute all such instruments which Shipowner is required to execute and deliver in this Section 1.13 but fails to execute and deliver promptly on request.

         SECTION 1.14 TRANSFER/CHARTER OF VESSEL. Shipowner will not sell, mortgage, transfer, assign, convey, transfer or demise charter the Vessel, without the prior written consent of Mortgagee, and any such written consent to any one such event shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, mortgage, transfer, assignment, conveyance or demise charter. Any such sale, mortgage, transfer, assignment, conveyance or demise charter of the Vessel shall be subject to the provisions of this Mortgage and the lien it creates. Mortgagee shall not withhold its consent in the event of a proposed sale, assignment, conveyance, transfer or demise charter to an affiliate of Shipowner so long as both Shipowner and the vendee, assignee, transferee or charterer (as the case may be) remain liable for the Obligations and for the performance and observance of and compliance with the covenants, terms and conditions in this Mortgage. Shipowner shall not let the Vessel by any time or consecutive voyage charter(s) for a term which exceeds, or which by virtue of any optional extensions therein contained is likely to exceed, six months' duration. Shipowner shall not let the Vessel on terms whereby more than two months' hire (or the equivalent) is payable in advance. Shipowner shall not let the Vessel otherwise than on bona fide arm's length terms. Shipowner shall not appoint a manager of the Vessel other than one approved by Mortgagee in writing, which approval shall not be unreasonably withheld. Forthwith upon being required so to do by Mortgagee, Shipowner shall enter into an assignment to Mortgagee, as further security for the Obligations, of the benefit, but not the burden, of any letting of the Vessel whether or not Mortgagee's consent thereof is required under this Section 1.14.

         SECTION 1.15 BONDS. Shipowner warrants that all surety bonds or other undertakings or instruments required by any applicable law to secure the payment of wages or the payment of any other sum in respect to the operation of the Vessel shall be obtained, effective and filed in the required amounts and in accordance with applicable law. In the event that any such bond, undertaking or instrument has not been obtained or is at any time not in effect as required by any applicable law, then, after notice to Shipowner and a reasonable opportunity for Shipowner to obtain the bond, undertaking or instrument, Mortgagee may obtain the same, and the expense thereof shall be paid forthwith to Mortgagee after notice of such expense has been given and, together with interest thereon at the Default Rate, shall be added to the sums secured hereby as of the date notice is given that such expense has been incurred. Shipowner shall use its best efforts to ensure that all such surety bonds and all parties liable on or in respect of them, by guaranty or otherwise, waive the right to be subrogated to the rights against the Vessel, if any, of those who receive funds or who are paid out of the proceeds of such surety bonds or other undertakings.

         SECTION 1.16 NO SET-OFF OR TAX DEDUCTION

         (a) All amounts due from Shipowner under this Mortgage and the Note shall be paid (i) without any form of set-off, counterclaim, cross-claim or condition, and (ii) free and clear of any tax deduction except a tax deduction which Shipowner is required by law to make. In this Section, "tax deduction" means any deduction or withholding for or on account of any present or future tax.

         (b) If Shipowner is required by law to make a tax deduction from any payment:

                  (i) it shall notify Mortgagee as soon as it becomes aware of the requirement; and

                  (ii) it shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises.

         (c)      Within one (1) month after making the payment referred to in
(b)(ii) above in this Section, Shipowner shall deliver to Mortgagee documentary evidence satisfactory to Mortgagee that the tax concerned has been paid to the appropriate taxation authority.

         SECTION 1.17.  RECEIPTS OF INSURANCES

         (a) The policies or certificates of the Insurances may provide that, unless the underwriters or insurance providers shall have been otherwise instructed by notice in writing from Mortgagee that an Event of Default shall have occurred and is continuing, and Mortgagee agrees that during any period in which an Event of Default is not continuing, sums recoverable in respect of Insurances shall be payable as follows (and Mortgagee and Shipowner shall take all necessary actions to cause such payments to be so made):

                  (i) any loss under any insurance on the Vessel with respect to protection and indemnity or collision liability risks may be paid directly to the person to whom any liability covered by such insurance has been incurred, or to Shipowner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance, provided that in the latter event the underwriter or insurance provider shall have first received evidence that the liability insured against has been discharged;

                  (ii) in the case of any loss (other than a loss covered by subparagraph (i) above in this subsection (a) or by subsection (e) of this Section 1.17 or a loss involving a Major Casualty) under any insurance with respect to the Vessel involving any damage to the Vessel or liability of the Vessel, the underwriters or insurance providers may pay directly for the repair, salvage, liability or other charges involved, or may pay same directly to Shipowner which shall apply it in making good the loss and/or satisfying the liability, and fully repairing all damage in respect of which that insurance money was received; and

                  (iii) in the case of any loss involving a Major Casualty (other than a loss covered by subparagraph (i) above in this subsection
         (a) or by subsection (e) of this Section 1.17) the underwriters or insurance providers shall make payments of the proceeds of Insurances from time to time to Mortgagee which shall, in turn and from time to time as requested by Shipowner, pay same to Shipowner so long as Shipowner is in compliance with the Repair Guidelines (as defined below).

         (b) No payment shall be made to or retained by Shipowner if there shall have occurred and be continuing an Event of Default, and payment of proceeds of insurances in such case shall be paid to Mortgagee and applied against the Obligations or, at Mortgagee's option, paid to Shipowner to reimburse Shipowner for costs and expenses incurred in repairing the Vessel from such casualty.

         (c) Any loss which is paid to Mortgagee but which should have been paid, in accordance with the provisions of this Section, directly to Shipowner, shall be paid by Mortgagee to or as directed by Shipowner, but only if there shall not have occurred any Event of Default. Any loss which is paid to Shipowner but which should have been paid, in accordance with the provisions of this Section, directly to Mortgagee, shall be paid by Shipowner to or as directed by Mortgagee.

         (d) As used above, "compliance with the Repair Guidelines" shall mean in respect of a Major Casualty, each of the following shall have occurred or been satisfied in Mortgagee's discretion, to be reasonably exercised;

                  (i) the plans and specifications, cost breakdown, construction contract, construction schedule and contractors for the work of repair or reconstruction of the Vessel must all be reasonably acceptable to Mortgagee, and the work on the Vessel must be carried out in accordance therewith;

                  (ii) Mortgagee must receive evidence reasonably satisfactory to it that after repair or reconstruction, the Vessel would be in substantially similar condition as existed prior to the Major Casualty (or as Mortgagee shall otherwise reasonably approve);

                  (iii) the proceeds of the Insurances must be sufficient in Mortgagee's reasonable determination to pay for the total cost of repair or reconstruction, or Shipowner must provide its own funds prorata with proceeds of the Insurances to ensure that such aggregate funds are sufficient for the completion of the repair or reconstruction; and

                  (iv) Shipowner shall obtain customary lien waivers from contractors in connection with such repair or construction, such waivers to be reasonably satisfactory to Mortgagee.

         (e) In the event of a Total Loss, all amounts payable therefor from insurance required hereunder shall be paid to Mortgagee and shall be applied against the Obligations in accordance with Section 2.9 below.


                                    ARTICLE 2

                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 2.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

         (a) default in the payment of the whole or any part of the principal of the Loan when the same shall become due and payable, whether at maturity, by acceleration or otherwise;

         (b) default in the payment of any other of the Obligations or any interest thereon when and as the same shall become due and payable as provided in the Note and this Mortgage, whether at maturity, by acceleration or otherwise, and such default shall continue for at least five (5) business days; or

         (c) default in the due and punctual observance and performance of any provision of Sections 1.3, 1.7, 1.8, 1.11, 1.12, 1.14 or 3.4 hereof; or

         (d) default in the due observance or performance of any of the other covenants and conditions herein required to be kept and performed by Shipowner and continuance of such default for thirty (30) days after notice of default is received from Mortgagee; or

         (e) Shipowner or AMCV shall (i) file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or (ii) fail to timely controvert a petition filed against it seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended; or

         (f) an order for relief shall be entered against Shipowner or AMCV under Title 11 of the United States Code, as now constituted or hereafter amended, which order is not vacated, stayed or dismissed within 90 days; or

         (g) the appointment of a receiver, liquidator, or custodian of Shipowner or AMCV or a substantial part of Shipowner's or AMCV's property which remains undismissed or not vacated for 90 days;

         (h) upon the expiration of 120 days after the filing of any involuntary petition against Shipowner or AMCV seeking any of the relief specified in subsection (e) or (f) above without the petition being vacated, discharged or dismissed prior to that time; or

         (i) Shipowner or AMCV shall (i) make a general assignment for the benefit of its creditors, or (ii) consent to the appointment of or taking possession by a receiver, liquidator, or custodian of all or a substantial part of its property, or (iii) admits its insolvency or inability to pay its debts as they become due, or (iv) fail generally to pay its debts as they become due.

         SECTION 2.2 CONSEQUENCES OF DEFAULT. If any Event of Default shall occur and be continuing, then in any such case and at any time thereafter Mortgagee may exercise all rights, powers, privileges and remedies hereunder or otherwise existing or arising by agreement, at law, or in equity, in admiralty, or otherwise (including, without limitation, the exercise of all powers possessed by it as mortgagee, chargee and assignee of the Vessel, Insurances and Requisition Compensation conferred by the law of any country or territory the courts of which have or claim any jurisdiction in respect of Shipowner, the Vessel, the Insurances or Requisition Compensation), and without limiting the foregoing, Mortgagee shall have the right to:

         (a) declare the Loan and any of the other Obligations to be due and payable immediately, and upon such declaration the entire unpaid principal of and interest on the Loan and the other Obligations to date of declaration shall become and be immediately due and payable, and thereafter shall bear interest at the Default Rate;

         (b) exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of Chapter 313 of Title 46 of the United States Code, as at any time amended, subject to 46 CFR ss.ss. 221.17 and 221.19;

         (c) bring suit at law, in equity or in admiralty, as it may deem advisable, to recover judgment for any and all amounts due under the Obligations, or otherwise hereunder, and collect the same out of any and all property of Shipowner whether covered by this Mortgage or not;

         (d) take the Vessel, wherever the same may be, without legal process and remove the Vessel to any port or place selected by Mortgagee. To the extent permitted by law, Shipowner or any other person in possession shall, forthwith upon demand of Mortgagee, and at Shipowner's expense, surrender possession of the Vessel as demanded by Mortgagee, and Mortgagee may hold, lay up, charter, operate, or otherwise use the Vessel, subject always to 46 CFR ss.ss. 221.17 and 221.19, for such time and upon such terms as it may deem to be for its best advantage, accounting for the net profits, if any, arising from such use and charging upon all receipts from such use or from the sale of the Vessel by court proceedings or pursuant to subsection (e) below, all reasonable costs, charges, damages, losses or other expenses incurred by reason of such use or sale;

         (e) sell the Vessel in compliance with applicable law at a properly conducted public sale at any place and at such time as Mortgagee may reasonably specify, and in such manner as Mortgagee may reasonably deem advisable, free from all claims by Shipowner, after first giving notice of the time and place of sale with a general description of the property in the following manner: (i) by publishing such notice for not less than ten (10) days in The Wall Street Journal or The Journal of Commerce and in such other newspaper(s), if any, as may be required by the court or court rules; (ii) by mailing (and facsimile transmission or delivering) a similar notice to Shipowner at least ten (10) days prior to the scheduled date of the sale; and (iii) by posting notice of sale on the Vessel;

         (f) require that all policies and other documents relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of Mortgagee;

         (g) collect, recover and give a good discharge for any monies or claims forming part of, or arising in relation to, the Vessel, the Insurances or the Requisition Compensation, and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

         (h) to take over or commence or defend (if necessary using the name of Shipowner) any claims or proceedings relating to, or affecting, the Vessel, the Insurances or the Requisition Compensation which Mortgagee may think fit and to abandon, release or settle in any way any such claims or proceedings; and/or

         (j) to enter into any other transaction or arrangement of any kind not described above or to do anything in relation to the Vessel, the Insurances or the Requisition Compensation which Mortgagee acting reasonably may think fit.

In the event of an order for relief with respect to Shipowner under the United States Bankruptcy Code, as amended, the entire, aggregate unpaid principal balance of the Loan, all accrued and unpaid interest with respect to the Loan, and all other amounts payable with respect to the Loan or under this Mortgage, the Note and the other documents, instruments, agreements, and certificates delivered thereunder relating to the Loan or other Obligations, automatically shall become and be due and payable, without presentment, demand, protest, notice of nonpayment, notice of dishonor or any notice of any kind, all of which are hereby expressly waived by Shipowner.

         SECTION 2.3 SALE OF VESSEL. A sale of the Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of Shipowner therein and thereto. Nevertheless, the Vessel shall not be sold to any parties who are not lawfully entitled to acquire it. No purchaser shall be bound to inquire whether notice has been given or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In case of such sale, Mortgagee shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Obligations in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to the holder of the Obligations after allowing for the costs and expense of sale and other charges. Such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been credited upon the Obligations. At such sale, Mortgagee or any holder of the Obligations may bid for and purchase such property, and upon compliance with the terms of sale may hold, retain and dispose of such property, subject always to 46 CFR ss.ss. 221.17 and 221.19, without further accountability therefor. Mortgagee shall not have any liability to Shipowner in connection with any disposition of the Vessel hereunder, nor shall Shipowner be entitled to any set-off, counterclaim, or recoupment with respect to any claim of such a liability. Shipowner shall have no liability to Mortgagee for any failure of Mortgagee to comply with 46 CFR ss.ss. 221.17 and 221.19.

         SECTION 2.4 CONVEYANCE. Mortgagee is hereby appointed Shipowner's attorney-in-fact coupled with an interest to execute and deliver to any purchaser aforesaid, and shall be vested with full power and authority to make, in the name and on behalf of Shipowner, good conveyance of the title to the Vessel to any person lawfully entitled to hold such title. In the event of a sale of the Vessel under any power herein contained, Shipowner shall, if and when required by Mortgagee, execute such form of conveyance of the Vessel as Mortgagee may direct, and Mortgagee is hereby irrevocably appointed Shipowner's attorney-in-fact coupled with an interest to execute such form upon Shipowner's failure to do so forthwith upon request.

         SECTION 2.5 EARNINGS OF VESSEL. Mortgagee is hereby appointed attorney-in-fact of Shipowner upon the occurrence of any Event of Default that is continuing to act in the name of Shipowner to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all Earnings and all amounts due from underwriters under any insurance thereon as payment of losses or otherwise, and all other sums due or to become due at the time of the occurrence of any Event of Default that is continuing, or in respect of any insurance thereon from any person whomsoever, and, to the extent permitted by applicable law, to make, give and execute in the name of Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of Shipowner all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing. Notwithstanding the foregoing, so long as Shipowner has not received notice from Mortgagee that an Event of Default has occurred and is continuing, Shipowner shall be entitled to collect and retain all Earnings. Mortgagee agrees to return to Shipowner any misdirected payment not relating to the Vessel which Mortgagee receives.

         SECTION 2.6 RECEIVER/MANAGER. Whenever any right to enter and take possession of the Vessel accrues to Mortgagee, it may require Shipowner to deliver, and Shipowner shall on demand, at its own cost and expense, deliver, to Mortgagee the Vessel as demanded. If any legal proceedings shall be taken to enforce any right under this Mortgage, Mortgagee shall be entitled as a matter of right to request a court of competent jurisdiction to appoint a Receiver of the Vessel. In the event of such appointment:

         (a) all liabilities, costs and other expenses reasonably incurred by the Receiver shall be for the account of Shipowner but shall first be paid from Earnings to the extent of the Earnings;

         (b) Mortgagee may exercise any of the powers conferred by this Mortgage while a Receiver is in office and is acting;

         (c) an appointment of such Receiver shall be by action of such court;

         (d) the remuneration of such Receiver shall be fixed by such court;

         (e) to the fullest extent permitted by law, such Receiver shall be Shipowner's agent (in relation to Shipowner's rights and interests in the Vessel) provided that, unless such court provides otherwise, Shipowner shall be responsible, to the exclusion of any liability on the part of Mortgagee, for the Receiver's remuneration and for its contracts, acts and defaults both in its capacity and as Shipowner's agent;

         (f) the Receiver shall have all the powers conferred by Section 2.2 as if the reference to Mortgagee in Section 2.2 were a reference to the Receiver;

         (g) Shipowner irrevocably and by way of security irrevocably appoints such Receiver its attorney on its behalf and in its name or otherwise to execute or sign any document and do any act or thing which such Receiver considers necessary or desirable with a view to or in connection with any exercise or proposed exercise of any of its powers;

         (h) if approved by such court, such Receiver may delegate to any person or persons any of the powers (including any discretionary authority) conferred on it and may do so on terms authorizing successive sub-delegations;

         (i) in the case of joint Receivers any of the powers (including any discretionary authority) conferred by such court or this Mortgage or by general law may be exercised by any one or more of them, unless their appointment specifically states the contrary;

         (j) if approved by such court, Mortgagee may remove such Receiver, with or without appointing another Receiver. Such a removal may be effected by a document signed by any of Mortgagee's officers;

         (k) if approved by such court, Mortgagee may appoint a Receiver to replace a Receiver who has resigned or for any other reason ceased to hold office; and

         (l) such Receiver shall account to the court for any monies received by it and, with the approval of the court, shall be entitled to retain out of any such monies received by it such amounts in respect of its expenses (or to cover estimated future expenses) as is approved by such court.

         SECTION 2.7 EXPENSES. Shipowner covenants that upon the occurrence of any Event of Default that is continuing, then, upon written demand of Mortgagee, Shipowner will pay to Mortgagee the whole amount due and payable on the Obligations; and in case Shipowner shall fail to pay the same forthwith upon such demand, Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with the reasonable costs and expenses of collection, including a reasonable compensation to the attorneys of Mortgagee plus any necessary advances, expenses and liabilities made or incurred by them. All monies collected by Mortgagee under this Section 2.7 shall be applied by Mortgagee in accordance with the provisions of Section 2.9 hereof.

         SECTION 2.8 CUMULATIVE REMEDIES. Each and every power and remedy herein given to Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by Mortgagee or by the holder of the Obligations in the exercise of any right or power or in the pursuance of any remedy accruing upon any default or Event of Default shall impair any such right, power or remedy or be construed to be a waiver of any such default or Event of Default or to be an acquiescence therein; nor shall the acceptance by Mortgagee of any security or of any payment of or on account of any part of the Obligations maturing after any default or Event of Default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby.

         SECTION 2.9 APPLICATION OF PROCEEDS. The proceeds of a sale of the Vessel, insurance pertaining to the Vessel, and all other sums received by Mortgagee pursuant to or under the provisions of this Mortgage or in any proceedings hereunder, including Earnings received by Mortgagee, the application of which has not otherwise been specifically provided for, shall, except as otherwise provided by law, be applied as follows:

                  FIRST: To the payment of all reasonable expenses, including the expenses of any sale, the expenses of any retaking, attorneys' fees, court costs, and other expenses incurred by Mortgagee in the protection of its rights, powers, and privileges or the pursuance of its remedies, with interest thereon at the Default Rate;

                  SECOND: To the payment of all amounts as required by law or otherwise at Mortgagee's sole option, to the payment of or to provide adequate indemnity against Security Interests known to Mortgagee and having or claiming priority over the lien of this Mortgage;

                  THIRD: To the payment of the Loan and the payment of the other Obligations and all other sums evidenced by the Note or evidenced or secured hereby from time to time and not already paid pursuant to the foregoing subsection, whether due or not, owed to Mortgagee, together with interest thereon at the Default Rate;

                  FOURTH: To the payment of all amounts secured by means of preferred mortgage or other Security Interests in and to the Vessel in favor of Mortgagee that is or are junior in priority to this Mortgage, allocated amongst such secured obligations as Mortgagee may choose, in its sole discretion, and, at Mortgagee's sole option to the payment of or to provide adequate indemnity against Security Interests known to Mortgagee and having or claiming priority over the lien of such junior preferred mortgage(s); and

                  FIFTH: To the payment of any surplus thereafter remaining to Shipowner or to whomsoever else may be entitled thereto.

         SECTION 2.10 POSSESSION OF VESSEL. Until the occurrence of any Event of Default that is continuing, Shipowner shall be suffered and permitted to retain actual possession and use of the Vessel.

         SECTION 2.11 NO REQUIREMENT TO COMMENCE PROCEEDINGS AGAINST SHIPOWNER. Mortgagee will not need to commence any proceedings under, or enforce any Security Interest created by, any other agreement or by law before commencing proceedings under, or enforcing any Security Interest created by, this Mortgage.

         SECTION 2.12 SUSPENSE ACCOUNT. Mortgagee, for the purpose of claiming or proving in a bankruptcy of Shipowner or any other person, may place any sum received or recovered from Shipowner under or by virtue of this Mortgage or any Security Interest connected with it in a separate suspense or other nominal account without applying it in satisfaction of the Obligations.

                                    ARTICLE 3

                                SUNDRY PROVISIONS

         SECTION 3.1 AMOUNT OF MORTGAGE. For purposes of filing and recording this Mortgage as required by the provisions of Chapter 313 of Title 46 of the United States Code, as amended, the total amount of this Mortgage is $84,500,000 and No/100 Dollars, plus interest, fees, expenses and performance of mortgage covenants. The discharge amount is the same as the total amount.

         SECTION 3.2 AMENDMENTS. No waiver, termination, amendment or other modification of any provision of this Mortgage, and no consent to any departure by Shipowner from any provision thereof, shall in any event be effective unless the same shall be in writing and signed by Mortgagee and Shipowner, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given; provided that no such consent, waiver, termination, amendment or other modification, unless in writing and signed by Mortgagee shall affect the rights or duties of Mortgagee under this Mortgage.

         SECTION 3.3 SUCCESSORS AND ASSIGNS. All covenants, promises, stipulations and agreements of Shipowner in this Mortgage shall bind Shipowner and its successors and assigns and all persons claiming by, through or under it and shall inure to the benefit of Mortgagee and its successors and permitted assigns and all persons claiming by, through or under it. Shipowner recognizes that Mortgagee may, consistent with applicable law, assign or otherwise transfer its rights under the Note and/or this Mortgage. Any such assignment or transfer shall only be made to or for the benefit of an affiliate of Mortgagee except that if, during the continuation of an Event of Default, Mortgagee shall reasonably determine that it is necessary or desirable to assign or otherwise transfer its rights under the Note and/or this Mortgage to a citizen of the United States as defined in the Shipping Act, 1916, as amended, it may do so even if such citizen is not an affiliate of Mortgagee.

         SECTION 3.4 REIMBURSEMENT. Shipowner shall reimburse Mortgagee on demand for all reasonable attorneys' fees the payment of which is otherwise secured hereby, and for all reasonable expenses and fees which Mortgagee may incur from time to time in providing insurance coverage, in discharging the Vessel from arrest or the like, or providing security therefor, salvage, general average and tort claim expenses, for Security Interests, for mortgage recording and duplication expenses and fees, in providing repairs, moving the Vessel and for such other matters as Shipowner is obligated herein to provide, but fails to provide, all to the extent provided for herein. Such obligation of Shipowner to reimburse Mortgagee shall be an additional indebtedness due from Shipowner and secured by this Mortgage, and shall accrue interest at the Default Rate from the date of notice that such amount is due or is unpaid. Mortgagee, though privileged to do, shall be under no obligation to Shipowner to make any such expenditures, nor shall the making thereof relieve Shipowner of any default in that respect.

         SECTION 3.5 NOTICES. Any notice, demand, consent, authorization, approval, instruction, waiver or other communication pursuant to the terms of this Mortgage shall only be valid if in writing and in English (unless otherwise specified) and shall be mailed by certified mail, return receipt requested (with first class postage prepaid) or sent or delivered to each party by facsimile or courier service at the address or facsimile number set forth below, or at such other address as shall be designated by such party in a written notice to the other parties. Except as otherwise specified all notices sent by certified mail, if duly given, shall be effective three (3) "Business Days" (being a day other than Saturday, Sunday or other day on which banks are authorized or obligated to close in Chicago, Illinois or Seattle, Washington) after deposit into the mails, all notices sent by a nationally recognized courier service, if duly given, shall be effective one Business Day after delivery to such courier service, and all other notices and communications if duly given or made shall be effective upon receipt. For purposes of this clause, the addresses are as follows:

         If to Shipowner:                 OCEANIC SHIP CO.
                                          c/o American Classic Voyages Co.
                                          Two North Riverside Plaza
                                          Suite 200
                                          Chicago, Illinois 60606
                                          Attn:  General Counsel
                                          (312) 466-6151 (fax)

         If to Mortgagee:                 HAL Antillen N.V.
                                          c/o Holland America Line-Westours Inc.
                                          300 Elliott Ave. West
                                          Seattle, Washington 98119
                                          Attn:  General Counsel
                                          (206) 284-8332 (fax)

Shipowner or Mortgagee may change their address by giving notice of such change in the manner stated above. The provisions relating to the delivery or sending of copies of notices is for convenience only and failure to send a copy of any notice shall not invalidate that notice.

         SECTION 3.6 AGENTS. Wherever and whenever herein any right, power or authority is granted or given to Mortgagee, such right, power or authority may be exercised in all cases by Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of Mortgagee; provided, that any such agent shall be a citizen of the United States as defined in the Shipping Act, 1916, as amended, as that Act may require. Shipowner acknowledges that any such agent is the agent of Mortgagee entitled to act on behalf of Mortgagee.

         SECTION 3.7 DISCHARGE OF MORTGAGE. Mortgagee, upon payment of all principal and interest and of all sums otherwise due under the Note and this Mortgage, shall, at the expense of Shipowner, forthwith cause this Mortgage to be discharged and transfer or release to Shipowner all insurance policies and other documents relating to the Vessel.

         SECTION 3.8 NO LIABILITY OF LENDER OR RECEIVER. Absent gross negligence, neither Mortgagee nor any Receiver shall be obliged to check the nature or sufficiency of any payment received by it under this Mortgage or the Note or to preserve, exercise or enforce any right forming part of, or relating to, the Vessel.

         SECTION 3.9       FURTHER ASSURANCES.

         (a) Shipowner shall execute and deliver to Mortgagee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document as Mortgagee may, in any particular case, reasonably specify, and/or shall effect any registration or notarization, give any notice or take any other step, which Mortgagee may, by notice to Shipowner, reasonably specify for any of the purposes described in subsection (b) of this Section or for any similar or related purpose.

         (b) The purposes referred to in subsection (a) of this Section are to:

                  (i) validly and effectively to create the Security Interest and rights intended to be created by or pursuant to this Mortgage;

                  (ii) create a specific mortgage or assignment of any particular asset contemplated by this Mortgage;

                  (iii) protect the priority in any jurisdiction of any Security Interest which is created, or intended to be created, by or pursuant to this Mortgage;

                  (iv) enable or assist Mortgagee or a Receiver to sell or otherwise deal with the Vessel, Insurances or Requisition Compensation, to transfer title to, or grant any interest or right relating to, the Vessel, Insurances or Requisition Compensation or otherwise to exercise, during the continuance of an Event of Default, any power or right which is referred to in Section 2.2; and

                  (v) enable or assist Mortgagee to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to the Vessel, the Insurances or the Requisition Compensation in any country or under the law of any country, to the extent Mortgagee is entitled to do so pursuant to the terms of this Mortgage.

         (c) Mortgagee may specify the terms of any document to be executed by Shipowner under this Section and those terms may include any covenants, powers and provisions consistent with this Mortgage which Mortgagee reasonably considers appropriate to protect its or a Receiver's interests.

         (d) Shipowner shall comply with a notice under this Section by the date reasonably specified in the notice.

         (e) At the same time as Shipowner delivers to Mortgagee any document executed under this Section, Shipowner shall also deliver to Mortgagee a certificate signed by the Secretary of Shipowner which shall:

                  (i) set out the text of a resolution of Shipowner's directors specifically authorizing the execution of the document specified by Mortgagee; and

                  (ii) state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under Shipowner's articles of incorporation or other constitutional documents.

         SECTION 3.10 POWER OF ATTORNEY. For the purpose of securing Mortgagee's interest in the Vessel, Insurances and Requisition Compensation and the due and punctual performance of its obligations to Mortgagee under this Mortgage and the Note, Shipowner irrevocably and by way of security appoints Mortgagee its attorney, on behalf of Shipowner and in its name or otherwise, with full power of substitution, to execute, sign or deliver any document and do any act or thing which Shipowner is obliged to do under this Mortgage, it being agreed that such power of attorney is coupled with an interest and shall only be operative during the continuance of an Event of Default.

         SECTION 3.11 GOVERNING LAW. To the extent not governed by the laws of the United States, this Mortgage shall be governed by and construed in accordance with the laws of the State of Washington, without regard to its conflicts of law rules, it being the intent that the substantive laws of Washington shall always apply. Nothing in this Section shall exclude or limit any right which the Mortgagee may have with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

         SECTION 3.12 CONSENT TO JURISDICTION/AGENT FOR SERVICE OF PROCESS. Shipowner hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in Seattle, King County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Mortgage and irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waives any claim that any such forum is an inconvenient forum. Shipowner agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing herein shall impair the right of Mortgagee to bring any action or proceeding against Shipowner or its property in the courts of any other jurisdiction. The Shipowner irrevocably appoints The Prentice-Hall Corporation System, Inc. for the time being presently at 1013 Centre Road, Wilmington, Delaware 19805-1297 to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in any court which are connected with this Mortgage or the Note.

         SECTION 3.13 WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS MORTGAGE, THE NOTE OR ANY OTHER AGREEMENT ENTERED INTO IN CONNECTION THEREWITH, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         SECTION 3.14 COUNTERPARTS. This Mortgage may be executed simultaneously in any number of counterparts and all such counterparts executed and delivered each as an original will constitute but one and the same instrument.

         SECTION 3.15 EXHIBITS. All exhibits referred to herein are attached hereto and incorporated herein by this reference.

         SECTION 3.16 CAPTIONS. The captions of the articles and sections and subsections of this Mortgage are included for convenience of reference only, and shall not constitute a part of this Mortgage for any other purpose.

         SECTION 3.17 PREFERRED STATUS. Nothing contained herein will be construed as a waiver by Shipowner of the preferred status of this Mortgage, and any provision which would otherwise constitute such a waiver shall to such extent be of no force or effect.

         IN WITNESS WHEREOF, Shipowner has executed this Mortgage the ___day of October, 2000.


                                                     OCEANIC SHIP CO.
                                                     a Delaware Corporation


                                                     By
                                                        -----------------------
                                                       Its
                                                           --------------------

EXHIBITS:

Exhibit A   - Note

STATE OF                           )
         --------------------------
                                   )  ss.
COUNTY OF                          )
          -------------------------

        On this _____ day of October, 2000, before me, a Notary Public in and for the State of________________________________, personally appeared _________
_______________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the ____________________________________ of Oceanic Ship Co., to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ____ day of October, 2000.


                            ----------------------------------------------------
                            NOTARY PUBLIC in and for the State of
                                                                 ---------------
                                      residing at
                                                --------------------------------
                            My appointment expires
                                                   -----------------------------

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